                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Sunrise Assisted Living, Inc. 1997 Stock Option Plan, of our report dated March 4, 1997 with respect to the consolidated financial statements of Sunrise Assisted Living, Inc. as of and for the years ended December 31, 1996 and 1995 and the combined financial statements of Sunrise Entities for the year ended December 31, 1994 incorporated by reference in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


Washington, D.C.
May 8, 1997